Exhibit 10.8

AMENDMENT NO. 5 TO GUARANTEE AGREEMENT

AMENDMENT NO. 5 TO GUARANTEE AGREEMENT, dated as of January 30, 2026 (this “Amendment”), by and between CLAROS MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement (as defined below).

RECITALS

WHEREAS, CMTG WF Finance LLC, a Delaware limited liability company (“Seller”), and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of September 29, 2021, as the same has been and may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, (the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guarantee Agreement, dated as of September 29, 2021, in favor of Buyer, as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of May 19, 2023, as further amended by that certain Amendment No. 2 to Guarantee Agreement, dated as of January 19, 2024, as further amended by that certain Amendment No. 3 to Guarantee Agreement, dated as of July 30, 2024, and as further amended by that certain Amendment No. 4 to Guarantee Agreement, dated as of January 31, 2025, as the same has been and may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, (the “Guarantee Agreement”);

WHEREAS, Buyer and Guarantor have agreed, subject to the terms and conditions hereof, that the Guarantee Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Guarantor hereby agree as follows:

SECTION 1.
Amendment to Guarantee Agreement.
(a)
Section 1 of the Guarantee Agreement is hereby amended by adding the following definition in correct alphabetical order:

“CMTG Term Loan Credit Agreement”: That certain Term Loan Credit Agreement, dated as of January 30, 2026, among Guarantor, as the borrower, the lenders party thereto, and HPS Investment Partners, LLC, as administrative agent, as amended, restated, supplemented, or otherwise modified from time to time.

“Fifth Amendment Effective Date”: January 30, 2026.

(b)
Section 1 of the Guarantee Agreement is hereby amended by amending and restating the definition of “EBITDA” in its entirety to read as follows:

“EBITDA”: With respect to any Person and its consolidated Subsidiaries, an amount equal to the sum (without duplication) of: Net Income (or loss) of such Person, plus the following (but only to the extent actually deducted in determination of such Net Income (or loss): (i) depreciation and amortization expense, (ii) interest expense as determined in accordance with GAAP, (iii) income tax expense, (iv) extraordinary or nonrecurring gains and losses, and (v) amounts deducted in accordance with GAAP in respect of non-cash expenses (including, without limitation, non-cash stock compensation).

(c)
Section 1 of the Guarantee Agreement is hereby amended by amending and restating the definition of “Interest Expense” in its entirety to read as follows:

“Interest Expense”: With respect to any Person and its consolidated Subsidiaries, for any period, the amount of interest as shown on such Person's consolidated statement of operations in accordance with GAAP, and for each period (i) as offset by the amount of receipts pursuant to net receive interest rate swap or cap agreements of such Person and its consolidated Subsidiaries during the applicable period and (ii) excluding (x) amortization of deferred financing costs (including amortization of discounts recognized in accordance with GAAP and in connection with the CMTG Term Loan Credit Agreement) as determined in accordance with GAAP and (y) payment of any exit fee, prepayment premium, minimum interest or minimum multiple amounts pursuant to the CMTG Term Loan Credit Agreement during the applicable period.”

(d)
Section 9(b) of the Guarantee Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Minimum Tangible Net Worth. Guarantor shall maintain a Tangible Net Worth equal to or greater than the sum of (x) one billion dollars ($1,000,000,000) and (y) seventy-five percent (75%) of the aggregate cash proceeds received from any equity issuances, capital contributions and/or subscriptions (net of any out-of-pocket expenses related to equity issuances) received by Guarantor after the Fifth Amendment Effective Date.”

(e)
Section 9(d) of the Guarantee Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Minimum Interest Coverage Ratio. For the fiscal quarters ending September 30, 2027 and December 31, 2027, the ratio of Guarantor’s EBITDA for the most recently ended period of twelve (12) consecutive months ended on or prior to such date of determination to Guarantor’s Interest Expense for such period shall be equal to or greater than 1.10 to 1.00; for the fiscal quarters ending March 31, 2028 and June 30, 2028, the ratio of Guarantor’s EBITDA for the most recently ended period of twelve (12) consecutive months ended on or prior to such date of determination to Guarantor’s Interest Expense for such period shall be equal to or greater than 1.20 to 1.00, and for the fiscal quarter ending September 30, 2028 and each fiscal quarter thereafter, the ratio of Guarantor’s EBITDA for the most recently ended period of twelve (12) consecutive months ended on or prior to such date of determination to Guarantor’s Interest Expense for such period shall be equal to or greater than 1.30 to 1.00; provided that, with respect to the fiscal quarter ending December 31, 2025, each fiscal quarter in 2026 and the fiscal quarters ending March 31, 2027 and June 30, 2027, the financial covenant set forth in this clause (iv) shall not be applicable.”

SECTION 2.
Effectiveness. This Amendment shall become effective on the date on which this Amendment is executed and delivered by a duly authorized officer of each of Buyer and Guarantor.
SECTION 3.
Reaffirmation of Guarantee Agreement. Guarantor hereby (i) acknowledges and consents to the execution and delivery of this Amendment and (ii) represents, warrants and covenants that notwithstanding the execution and delivery of this Amendment, all of Guarantor’s obligations under the Guarantee Agreement remain in full force and effect as amended from hereby and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
SECTION 4.
Guarantor’s Representations. Guarantor represents and warrants that (i) Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment, and (iv) any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Guarantor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
SECTION 5.
Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. This Amendment shall be governed in accordance with the terms and provisions of Sections 14, 16 and 20 of the Guarantee Agreement, mutatis mutandis.
SECTION 6.
Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
SECTION 7.
Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8.
Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.
SECTION 9.
Amendments. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By: /s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

Signature Page to Amendment No. 5 to Guarantee Agreement

GUARANTOR:

CLAROS MORTGAGE TRUST, INC., a Maryland Corporation

By: /s/ J. Michael McGillis
Name: J. Michael McGillis
Title: President and Chief Financial Officer

Signature Page to Amendment No. 5 to Guarantee Agreement